EXHIBIT 99.1

                                    AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange

Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any

amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Celadon

Group, Inc. or any subsequent acquisitions or dispositions of equity securities of Celadon, Inc. by any of the undersigned.


Dated: February 13, 2001


HOLLYBANK INVESTMENT, L.P.             DORSEY R. GARDNER


By:  /s/  DORSEY R. GARDNER            BY:/s/  DORSEY  R. GARDNER
     ----------------------               -----------------------
          General Partner                      Dorsey R. Gardner


THISTLE INVESTMENT LLC                 GATTONSIDE INVESTMENT LLC

By:  /s/  DORSEY R. GARDNER            BY:/s/  DORSEY  R. GARDNER
     ----------------------               -----------------------
          Manager                         Manager of Gattonside Management, LLC,
                                          the manager of Gattonside
                                          Investment LLC